Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Steven Nell             Andrea Myers
Chief Financial Officer     Corporate Communications
(918) 588-6752         (918) 594-7794

BOK Financial Reports Quarterly Earnings of $88 million
Expense Discipline Supports Strong Results

TULSA, Okla. (Tuesday, April 30, 2013) - BOK Financial Corporation reported net income of $88.0 million or $1.28 per diluted share for the first quarter of 2013. Net income was $82.6 million or $1.21 per diluted share for the fourth quarter of 2012 and $83.6 million or $1.22 per diluted share for the first quarter of 2012.
"First quarter results exceeded our expectations," said President and CEO Stan Lybarger. "Mortgage banking revenue continued to be strong and outstanding credit quality required us to again reduce the allowance for loan losses. In the current environment, we anticipate continued pressure on net interest margins and moderate loan growth. We will remain focused on operating expense discipline as we continue to invest in opportunities to grow revenue."
Highlights of first quarter of 2013 included:

•
Net interest revenue totaled $170.4 million for the first quarter of 2013 compared to $173.4 million for the fourth quarter of 2012. Net interest margin was 2.92% for the first quarter of 2013 and 2.95% for the fourth quarter of 2012. Loan yields decreased 13 basis points, partially offset by lower funding costs.

•
Fees and commissions revenue totaled $158.1 million, compared to $165.8 million for the fourth quarter of 2012. Mortgage banking revenue decreased $6.4 million due to lower volume and narrowed pricing of loans sold.

•
Operating expenses, excluding changes in the fair value of mortgage servicing rights, totaled $204.0 million, down $22.8 million compared to the previous quarter. Personnel expense decreased $5.5 million. Non-personnel expense decreased $17.3 million.

•
An $8.0 million negative provision for credit losses was recorded in the first quarter of 2013 compared to a $14.0 million negative provision in the previous quarter. The negative provision was largely due to declining gross loss rates and a decrease in outstanding loan balances. In addition, recoveries of loan losses previously charged off increased to $6.6 million in the first quarter of 2013 compared to $3.7 million in the previous quarter.

•
The combined allowance for credit losses totaled $207 million or 1.71% of outstanding loans at March 31, 2013 compared to $217 million or 1.77% of outstanding loans at December 31, 2012. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $207 million or 1.73% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2013 and $215 million or 1.76% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2012.

•
Average outstanding loan balances for the first quarter totaled $12.2 billion, up $236 million over the fourth quarter of 2012. Average commercial real estate loans grew $139 million and average commercial loans grew $57 million. Period end outstanding loan balances were $12.1 billion at March 31, 2013, a decrease of $218 million from December 31, 2012. Commercial real estate loans increased by $56 million. Commercial loan balances decreased by $224 million, residential mortgage loans decreased by $32 million and consumer loans decreased by $18 million.

•
Period end deposits totaled $19.9 billion at March 31, 2013 compared to $21.2 billion at December 31, 2012. As expected, demand deposit account balances decreased $1.1 billion during the first quarter as surge deposits received in the fourth quarter of 2012 were redeployed. Interest-bearing transaction accounts decreased $146 million and time deposits decreased $68 million.

•
Tangible common equity ratio was 9.70% at March 31, 2013 and 9.25% at December 31, 2012. The tangible common equity ratio is a non-GAAP measure of capital strength used by the Company and investors based on shareholders' equity minus intangible assets and equity that does not benefit common shareholders. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company's Tier 1 capital ratios, as defined by banking regulations, were 13.35% at March 31, 2013 and 12.78% at December 31, 2012.

•
The Company paid a regular quarterly cash dividend of $26 million or $0.38 per common share during the first quarter of 2013. The Company will pay a quarterly cash dividend of $0.38 per common share payable on or about May 31, 2013 to shareholders of record as of May 17, 2013.

Net Interest Revenue
Net interest revenue decreased $3.0 million compared to the fourth quarter of 2012. Net interest margin was 2.92% for the first quarter of 2013 compared to 2.95% for the fourth quarter of 2012.
The yield on average earning assets decreased 6 basis points compared to the prior quarter. The loan portfolio yield decreased to 4.20% from 4.33% in the previous quarter. Loan yields decreased due to a combination of existing loans renewing at lower current market rates and narrowing credit spreads due to market pricing pressure and improved credit quality in our loan portfolio. The yield on the available for sale securities portfolio decreased 1 basis point to 2.09% due to cash flows being reinvested at lower current market rates partially offset by slower prepayment speeds compared to the prior quarter. Cash flows received from payments on residential mortgage-backed securities are currently being reinvested in short-duration securities that yield less than 1.50%.
Funding costs decreased 8 basis points to 0.46% due largely to lower deposit interest rates. Rates paid on interest-bearing transaction accounts and savings accounts each decreased 2 basis points. Rates paid on time deposits decreased 18 basis points, primarily due to additional expense recognized in the fourth quarter on equity-indexed time deposits. The benefit to net interest margin from earning assets funded by non-interest bearing liabilities decreased 5 basis points in the first quarter.
Average earning assets increased $28 million during the first quarter of 2013. Average outstanding loans increased $236 million. Average commercial real estate loan balances increased $139 million, commercial loan balances increased $57 million and residential mortgage loan balances increased $43 million. The average balance of the available for sale securities portfolio decreased $190 million compared to the fourth quarter of 2012.
Average deposits decreased $89 million compared to the previous quarter. Interest-bearing transaction account balances increased $493 million. Demand deposit balances decreased $503 million and time deposit account balances decreased $96 million. The average balance of borrowed funds increased $338 million over the fourth quarter of 2012.
Fees and Commissions Revenue
Fees and commissions revenue totaled $158.1 million for the first quarter of 2013, compared to $165.8 million for the fourth quarter of 2012. Mortgage banking revenue decreased primarily due to lower gains on mortgage loans sold. Deposit service charges and fees decreased primarily due to lower overdraft fees. All other fees and commissions revenue categories were largely unchanged compared to the prior quarter.
Mortgage banking revenue totaled $40.0 million, a decrease of $6.4 million from the prior quarter due to lower volume and narrowed pricing of loans sold. Residential mortgage loans funded for sale totaled $956 million for the first quarter of 2013 compared to $1.1 billion in the previous quarter. The spread between average rates offered on 30-year fixed rate mortgage loans and the average rates paid on 30-year mortgage-backed securities narrowed 21 basis points between the first quarter of 2013 and the fourth quarter of 2012. Refinanced mortgage loans were 62% of loans originated for sale in both the first quarter of 2013 and the fourth quarter of 2012. Outstanding mortgage loan commitments were up $110 million over December 31, 2012. The unpaid principal balance of loans held for sale decreased $5.1 million compared to December 31, 2012.

“Although down from the extraordinarily high levels in the second half of 2012, we expect our mortgage banking revenue to remain strong in 2013,” said Steven Nell, Executive Vice President and Chief

Financial Officer, “We are encouraged by a 31% increase in loan commitments over year end. Additionally, first quarter 2013 mortgage originations were up $209 million or 28% over the first quarter of 2012. We have increased the number of mortgage lenders, expanded further into our regional markets and developed our correspondent loan origination channel to position ourselves to assist customers in the purchase or refinance of a home.”

Deposit service charges and fees decreased $1.2 million due to a $1.8 million decrease in overdraft fees, partially offset by a $698 thousand increase in fees assessed on commercial accounts. Consumers are maintaining higher average balances and better managing their accounts to reduce fees.
Operating Expenses
Total operating expenses were $201.3 million for the first quarter of 2013 compared to $222.1 million for the fourth quarter of 2012. Excluding changes in the fair value of mortgage servicing rights, operating expenses totaled $204.0 million, down $22.8 million compared to the fourth quarter of 2012.
Personnel costs decreased $5.5 million from the fourth quarter of 2012 due largely to incentive compensation. Incentive compensation expense decreased $6.0 million. Cash-based incentive compensation, which rewards employees as they generate business opportunities for the Company by growing loans, deposits, customer relationships or other measurable metrics, decreased $4.7 million. Stock-based incentive compensation expense decreased $1.3 million primarily due to the reversal of costs related to performance shares that did not vest.
Non-personnel expense decreased $17.3 million from the fourth quarter of 2012. Net losses and operating expenses of repossessed assets decreased $5.4 million based on the quarterly review of carrying values. Mortgage banking costs decreased $3.2 million primarily due to decreased provision related to mortgage loans sold subject to repurchase as loss trends related to these loans have stabilized. Professional fees and services were down $3.1 million compared to the prior quarter. During the fourth quarter, the Company made a $2.1 million discretionary contribution to the BOKF Foundation. The BOKF Foundation partners with various charitable organizations to support needs within our communities. All other non-personnel expenses were down $3.5 million compared to the previous quarter.
Loans, Deposits and Capital
Loans
Outstanding loans decreased $218 million from December 31, 2012 to $12.1 billion at March 31, 2013 due primarily to a decrease in outstanding commercial loan balances. Increased commercial real estate loans were offset by a decrease in residential mortgage and consumer loans.
Outstanding commercial loan balances decreased by $224 million from December 31, 2012. Economic uncertainty over healthcare costs and taxes has influenced commercial customers to remain conservative in the expansion of their businesses. Energy sector loans decreased $111 million. In conjunction with a standard evaluation of credit risk and related pricing, certain relationships in our energy portfolio were reduced during the quarter. Across the remaining commercial and industrial loan classes, other commercial loans decreased $76 million, service sector loans decreased $49 million and wholesale/retail sector loans decreased $21 million. Manufacturing sector loans grew by $51 million during the first quarter. Unfunded energy loan commitments of $2.4 billion were largely unchanged in the first quarter.

All other unfunded commercial loan commitments totaled $3.4 billion at March 31, 2013, up $177 million over December 31, 2012.
Commercial real estate loans increased $56 million over December 31, 2012. Retail sector loans grew $61 million, primarily in the Texas, Oklahoma and Colorado markets. Loans secured by multifamily residential properties were up $58 million, growing primarily in the Texas and Arizona markets. Other real estate loans decreased $31 million primarily in the Oklahoma and Texas markets. Construction and land development loans decreased $15 million, primarily in the Texas market. Unfunded commercial real estate loan commitments totaled $652 million at March 31, 2013, up $31 million over December 31, 2012.
Residential mortgage loans decreased $32 million from December 31, 2012, due primarily to a decrease in non-guaranteed permanent mortgage loans. Consumer loans decreased $18 million. As BOK Financial focuses on a customer-focused direct approach to consumer lending, the indirect automobile loan portfolio has decreased $10 million to $24 million at March 31, 2013. Other consumer loans decreased $7.5 million compared to December 31, 2012.
Deposits
Deposits totaled $19.9 billion at March 31, 2013 compared to $21.2 billion at December 31, 2012. As expected, significant deposit growth in the fourth quarter primarily due to sales of businesses or assets by customers was redeployed in the first quarter of 2013. To lesser extent, the expiration of unlimited deposit insurance on non-interest bearing accounts on December 31, 2012 also affected demand deposit account balances. Demand deposit balances decreased $1.1 billion. Interest-bearing transaction account balances decreased $146 million and time deposits decreased $68 million. Among the lines of business, commercial deposits decreased $635 million and wealth management deposits decreased $386 million. Consumer deposits increased $29 million over December 31, 2012. Energy, commercial and industrial, commercial real estate, and small business customer account balances all decreased compared to the prior quarter. Treasury services customer account balances increased during the first quarter.
Capital
The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at March 31, 2013. The Company's Tier 1 capital ratio was 13.35% at March 31, 2013 and 12.78% at December 31, 2012. The total capital ratio was 15.68% at March 31, 2013 and 15.13% at December 31, 2012. In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 9.70% at March 31, 2013 and 9.25% at December 31, 2012. Unrealized securities gains added 44 basis points to the tangible common equity ratio at March 31, 2013. The increase in Tier 1, total and tangible common equity ratios was largely due to retained earnings and a decrease in total assets and risk weighted assets during the quarter.
In June 2012, banking regulators issued a Notice of Proposed Rulemaking that will incorporate Basel III capital changes for substantially all U.S. banking organizations. If adopted as proposed, these changes will establish a 7% threshold for the Tier 1 common equity ratio consisting of a minimum level plus a capital conservation buffer. BOK Financial's Tier 1 common equity ratio based on the existing Basel I standards was 13.16% as of March 31, 2013. Our estimated Tier 1 common equity ratio under a fully phased in Basel III framework is approximately 12.70%, nearly 570 basis points above the 7% regulatory threshold. This estimate is subject to interpretation of rules that are not yet final. Additionally, the proposed definition of Tier 1 common equity includes unrealized gains and losses on available for sale securities which will vary based on market conditions.

Credit Quality
Nonperforming assets totaled $283 million or 2.32% of outstanding loans and repossessed assets at March 31, 2013 compared to $277 million or 2.23% of outstanding loans and repossessed assets at December 31, 2012. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $207 million or 1.73% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2013 and $215 million or 1.76% at December 31, 2012, a decrease of $8.1 million.
Nonaccruing loans totaled $133 million or 1.10% of outstanding loans at March 31, 2013 and $134 million or 1.09% of outstanding loans at December 31, 2012. New nonaccruing loans identified in the first quarter totaled $42 million, offset by $22 million in foreclosures and repossessions, $14 million in payments received and $8.9 million in charge-offs.
Nonaccruing commercial loans decreased to $20 million or 0.27% of outstanding commercial loans at March 31, 2013 from $24 million or 0.32% of outstanding commercial loans at December 31, 2012.
Nonaccruing commercial real estate loans increased to $65 million or 2.85% of outstanding commercial real estate loans at March 31, 2013 from $61 million or 2.72% of outstanding commercial real estate loans at December 31, 2012 primarily due to a single nonaccruing relationship secured by an office building. Nonaccruing commercial real estate loans consist primarily of land development and residential construction loans. Nonaccruing land development and residential construction loans totaled $23 million at March 31, 2013, a decrease of $2.7 million during the first quarter.
Nonaccruing residential mortgage loans totaled $45 million or 2.26% of outstanding residential mortgage loans, largely unchanged from the fourth quarter of 2012. Principally all non-guaranteed residential mortgage loans past due 90 days or more are nonaccruing. Residential mortgage loans past due 30 to 89 days and still accruing interest, excluding loans guaranteed by U.S. government agencies, totaled $8.4 million at March 31, 2013 and $11 million at December 31, 2012.
The combined allowance for credit losses totaled $207 million or 1.71% of outstanding loans and 156.12% of nonaccruing loans at March 31, 2013. The allowance for loan losses was $206 million and the accrual for off-balance sheet credit losses was $1.1 million. Gross charge-offs totaled $8.9 million for the first quarter, compared to $8.0 million for the previous quarter. Recoveries totaled $6.6 million for the first quarter of 2013. Net charge-offs were $2.4 million or 0.08% on an annualized basis for the first quarter of 2013 compared with net charge-offs of $4.3 million or 0.14% on an annualized basis for the fourth quarter of 2012.
After evaluating all credit factors, the Company determined that an $8.0 million negative provision for credit losses was necessary during the first quarter of 2013. Declining gross loss rates and a decrease in outstanding loan balances during the quarter resulted in a lower combined allowance for credit losses as of March 31, 2013.
Real estate and other repossessed assets totaled $103 million at March 31, 2013, primarily consisting of $47 million of 1-4 family residential properties (including $28 million guaranteed by U.S. government agencies), $23 million of developed commercial real estate properties, $17 million of undeveloped land and $15 million of residential land and land development properties. The distribution of real estate owned and other repossessed assets among various markets included $27 million attributed to Arizona, $23 million attributed to New Mexico, $16 million attributed to Oklahoma, $14 million attributed to Texas and

$10 million attributed to Colorado. Real estate and other repossessed assets decreased $1.1 million during the first quarter of 2013. Additions of $22 million were partially offset by $24 million of sales. Additions included $17 million and sales included $11 million of 1-4 family residential properties guaranteed by U.S. government agencies. Write-downs and net losses on sales of real estate and other repossessed assets totaled $273 thousand.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $11.1 billion at March 31, 2013 and $11.3 billion at December 31, 2012. At March 31, 2013, the available for sale portfolio consisted primarily of $9.2 billion of residential mortgage-backed securities fully backed by U.S. government agencies, $1.4 billion of commercial mortgage-backed securities fully backed by U.S. government agencies and $316 million of residential mortgage-backed securities privately issued by publicly owned financial institutions. Net unamortized premiums are less than 1% of the securities portfolio amortized cost.
Net unrealized gains on available for sale securities totaled $229 million at March 31, 2013 and $255 million at December 31, 2012. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies decreased $31 million during the first quarter to $208 million at March 31, 2013.
In the first quarter of 2013, the Company recognized net gains of $4.9 million from sales of $728 million of available for sale securities. These securities were sold either because they had reached their expected maximum potential total return or to mitigate exposure to prepayment risk. Net gains from sales of $84 million of available for sale securities in the fourth quarter of 2012 totaled $1.1 million.
The amortized cost of privately issued residential mortgage-backed securities totaled $307 million at March 31, 2013, down $15 million since December 31, 2012. All of these securities are rated below investment grade. The amortized cost of these securities was reduced during the first quarter of 2013 by $15 million of cash payments received and $247 thousand of credit-related impairment charges during the quarter. The privately issued residential mortgage-backed securities portfolio has a net unrealized gain of $8.8 million at March 31, 2013 compared to a net unrealized gain of $2.3 million at December 31, 2012.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Due to changes in residential mortgage interest rates during the first quarter of 2013, prepayment speeds decreased and the value of our mortgage servicing rights increased by $2.7 million. This increase was partially offset by a $4.9 million decrease in the value of securities and interest rate derivative contracts held as an economic hedge.

About BOK Financial Corporation
BOK Financial is a $27 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc., The Milestone Group, Inc. and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the adequacy of the allowance for credit losses and asset impairment as of March 31, 2013 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2013	December 31, 2012	March 31, 2012
ASSETS
Cash and due from banks	$928,035	$1,266,834	$691,697
Funds sold and resell agreements	17,582	19,405	14,609
Trading securities	206,598	214,102	128,376
Investment securities	589,271	499,534	427,259
Available for sale securities	11,059,145	11,287,221	10,186,597
Fair value option securities	210,192	284,296	347,952
Residential mortgage loans held for sale	286,211	293,762	247,039
Loans:
Commercial	7,418,305	7,641,912	6,943,585
Commercial real estate	2,285,160	2,228,999	2,252,299
Residential mortgage	2,012,450	2,045,040	1,968,926
Consumer	377,649	395,505	412,634
Total loans	12,093,564	12,311,456	11,577,444
Allowance for loan losses	(205,965)	(215,507)	(244,209)
Loans, net of allowance	11,887,599	12,095,949	11,333,235
Premises and equipment, net	270,130	265,920	263,579
Receivables	116,028	114,185	138,325
Goodwill	359,759	361,979	335,601
Intangible assets, net	27,117	28,192	9,645
Mortgage servicing rights, net	109,840	100,812	98,138
Real estate and other repossessed assets	102,701	103,791	115,790
Bankers' acceptances	1,762	605	3,493
Derivative contracts	320,473	338,106	384,996
Cash surrender value of bank-owned life insurance	277,776	274,531	266,227
Receivable on unsettled securities sales	190,688	211,052	511,288
Other assets	486,251	388,355	380,327
TOTAL ASSETS	$27,447,158	$28,148,631	$25,884,173

LIABILITIES AND EQUITY
Deposits:
Demand	$6,900,860	$8,038,286	$6,189,172
Interest-bearing transaction	9,742,302	9,888,038	8,908,397
Savings	317,075	284,744	259,619
Time	2,900,054	2,967,992	3,166,099
Total deposits	19,860,291	21,179,060	18,523,287
Funds purchased	853,843	1,167,416	1,784,940
Repurchase agreements	806,526	887,030	1,162,546
Other borrowings	1,733,047	651,775	209,230
Subordinated debentures	347,674	347,633	394,760
Accrued interest, taxes, and expense	192,358	176,678	180,840
Bankers' acceptances	1,762	605	3,493
Due on unsettled securities purchases	158,984	297,453	305,166
Derivative contracts	251,836	283,589	305,290
Other liabilities	192,945	163,711	144,220
TOTAL LIABILITIES	24,399,266	25,154,950	23,013,772
Shareholders' equity:
Capital, surplus and retained earnings	2,878,575	2,807,940	2,673,001
Accumulated other comprehensive income	133,383	149,920	161,418
TOTAL SHAREHOLDERS' EQUITY	3,011,958	2,957,860	2,834,419
Non-controlling interest	35,934	35,821	35,982
TOTAL EQUITY	3,047,892	2,993,681	2,870,401
TOTAL LIABILITIES AND EQUITY	$27,447,158	$28,148,631	$25,884,173

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
ASSETS
Funds sold and resell agreements	$25,418	$19,553	$17,837	$19,187	$11,385
Trading securities	162,353	165,109	132,213	143,770	95,293
Investment securities	534,772	474,085	408,646	416,284	430,890
Available for sale securities	11,292,181	11,482,212	11,058,055	10,091,279	9,947,227
Fair value option securities	251,725	292,490	336,160	335,965	555,233
Residential mortgage loans held for sale	216,816	272,581	264,024	191,311	182,372
Loans:
Commercial	7,498,905	7,441,957	7,209,972	7,058,806	6,859,240
Commercial real estate	2,309,988	2,170,676	2,160,213	2,156,841	2,224,940
Residential mortgage	2,034,315	1,991,530	2,000,506	2,009,510	1,945,009
Consumer	381,752	385,156	368,971	389,565	407,622
Total loans	12,224,960	11,989,319	11,739,662	11,614,722	11,436,811
Allowance for loan losses	(214,017)	(229,095)	(231,177)	(242,605)	(252,538)
Total loans, net	12,010,943	11,760,224	11,508,485	11,372,117	11,184,273
Total earning assets	24,494,208	24,466,254	23,725,420	22,569,913	22,406,673
Cash and due from banks	828,126	849,614	746,364	748,811	908,628
Cash surrender value of bank-owned life insurance	275,705	272,778	270,084	267,246	264,354
Derivative contracts	286,772	316,579	291,965	371,690	311,178
Other assets	1,628,620	1,591,551	1,554,339	1,580,857	1,625,750
TOTAL ASSETS	$27,513,431	$27,496,776	$26,588,172	$25,538,517	$25,516,583

LIABILITIES AND EQUITY
Deposits:
Demand	$7,002,046	$7,505,074	$6,718,572	$6,278,342	$5,847,682
Interest-bearing transaction	9,836,204	9,343,421	8,719,648	8,779,659	9,319,978
Savings	296,319	278,714	267,498	259,386	241,442
Time	2,913,999	3,010,367	3,068,870	3,132,220	3,246,362
Total deposits	20,048,568	20,137,576	18,774,588	18,449,607	18,655,464
Funds purchased	1,155,983	1,295,442	1,678,006	1,740,354	1,337,614
Repurchase agreements	878,679	900,131	1,112,847	1,095,298	1,183,778
Other borrowings	863,360	364,425	97,003	86,667	72,911
Subordinated debentures	347,654	347,613	352,432	357,609	397,440
Derivative contracts	220,037	246,296	247,148	302,329	207,864
Other liabilities	1,001,311	1,233,806	1,378,956	637,920	826,279
TOTAL LIABILITIES	24,515,592	24,525,289	23,640,980	22,669,784	22,681,350
Total equity	2,997,839	2,971,487	2,947,192	2,868,733	2,835,233
TOTAL LIABILITIES AND EQUITY	$27,513,431	$27,496,776	$26,588,172	$25,538,517	$25,516,583

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012

Interest revenue	$188,999	$198,208
Interest expense	18,594	24,639
Net interest revenue	170,405	173,569
Provision for credit losses	(8,000)	—
Net interest revenue after provision for credit losses	178,405	173,569
Other operating revenue:
Brokerage and trading revenue	31,751	31,111
Transaction card revenue	27,692	25,430
Trust fees and commissions	22,313	18,438
Deposit service charges and fees	22,966	24,379
Mortgage banking revenue	39,976	33,078
Bank-owned life insurance	3,226	2,871
Other revenue	10,187	9,264
Total fees and commissions	158,111	144,571
Gain (loss) on other assets, net	467	(3,693)
Gain (loss) on derivatives, net	(941)	(2,473)
Gain (loss) on fair value option securities, net	(3,171)	(1,733)
Gain on available for sale securities, net	4,855	4,331
Total other-than-temporary impairment losses	—	(505)
Portion of loss recognized in (reclassified from) other comprehensive income	(247)	(3,217)
Net impairment losses recognized in earnings	(247)	(3,722)
Total other operating revenue	159,074	137,281
Other operating expense:
Personnel	125,654	114,769
Business promotion	5,453	4,388
Professional fees and services	6,985	7,599
Net occupancy and equipment	16,481	16,023
Insurance	3,745	3,866
Data processing and communications	25,450	22,144
Printing, postage and supplies	3,674	3,311
Net losses and operating expenses of repossessed assets	1,246	2,245
Amortization of intangible assets	876	575
Mortgage banking costs	7,354	8,439
Change in fair value of mortgage servicing rights	(2,658)	(7,127)
Other expense	7,064	5,905
Total other operating expense	201,324	182,137

Net income before taxes	136,155	128,713
Federal and state income taxes	47,096	45,520

Net income	89,059	83,193
Net income (loss) attributable to non-controlling interest	1,095	(422)
Net income attributable to BOK Financial Corporation shareholders	$87,964	$83,615

Average shares outstanding:
Basic	67,814,550	67,665,300
Diluted	68,040,180	67,941,895

Net income per share:
Basic	$1.28	$1.22
Diluted	$1.28	$1.22

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Capital:
Period-end shareholders' equity	$3,011,958	$2,957,860	$2,975,657	$2,885,934	$2,834,419
Risk weighted assets	$18,756,648	$19,016,673	$18,448,854	$17,758,118	$17,993,379
Risk-based capital ratios:
Tier 1	13.35%	12.78%	13.21%	13.62%	13.03%
Total capital	15.68%	15.13%	15.71%	16.19%	16.16%
Leverage ratio	9.28%	9.01%	9.34%	9.64%	9.35%
Tangible common equity ratio[1]	9.70%	9.25%	9.67%	10.07%	9.75%
Tier 1 common equity ratio[2]	13.16%	12.59%	13.01%	13.41%	12.83%

Common stock:
Book value per share	$43.85	$43.29	$43.62	$42.35	$41.61
Market value per share:
High	$62.77	$59.77	$59.47	$58.12	$59.02
Low	$55.05	$54.19	$55.63	$53.34	$52.56
Cash dividends paid	$26,067	$94,231	$25,912	$25,904	$22,571
Dividend payout ratio	29.63%	114.13%	29.65%	26.53%	26.99%
Shares outstanding, net	68,687,718	68,327,351	68,215,354	68,144,159	68,116,893
Stock buy-back program:
Shares repurchased	—	—	—	39,496	345,300
Amount	$—	$—	$—	$2,125	$18,432
Average price per share	$—	$—	$—	$53.81	$53.38

Performance ratios (quarter annualized):
Return on average assets	1.3%	1.19%	1.31%	1.54%	1.32%
Return on average equity	11.90%	11.05%	11.80%	13.69%	11.86%
Net interest margin	2.92%	2.95%	3.12%	3.30%	3.19%
Efficiency ratio	61.04%	66.00%	61.18%	61.98%	58.76%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,011,958	$2,957,860	$2,975,657	$2,885,934	$2,834,419
Less: Goodwill and intangible assets, net	(386,876)	(390,171)	(392,158)	(344,699)	(345,246)
Tangible common equity	$2,625,082	$2,567,689	$2,583,499	$2,541,235	$2,489,173

Total assets	$27,447,158	$28,148,631	$27,117,641	$25,576,046	$25,884,173
Less: Goodwill and intangible assets, net	(386,876)	(390,171)	(392,158)	(344,699)	(345,246)
Tangible assets	$27,060,282	$27,758,460	$26,725,483	$25,231,347	$25,538,927

Tangible common equity ratio	9.70%	9.25%	9.67%	10.07%	9.75%

[2] Tier 1 common equity ratio:
Tier 1 capital	$2,503,892	$2,430,671	$2,436,791	$2,418,985	$2,344,779
Less: Non-controlling interest	(35,934)	(35,821)	(36,818)	(36,787)	(35,982)
Tier 1 common equity	$2,467,958	$2,394,850	$2,399,973	$2,382,198	$2,308,797

Risk weighted assets	$18,756,648	$19,016,673	$18,448,854	$17,758,118	$17,993,379

Tier 1 common equity ratio	13.16%	12.59%	13.01%	13.41%	12.83%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Other data:
Fiduciary assets	$27,606,180	$25,829,038	$25,208,276	$23,136,625	$23,774,788
Mortgage servicing portfolio	$12,272,691	$11,981,624	$11,756,350	$11,564,643	$11,378,806
Mortgage loans funded for sale	$956,315	$1,073,541	$1,046,608	$840,765	$747,436
Mortgage loan refinances to total fundings	62%	62%	61%	51%	67%
Tax equivalent adjustment	$2,619	$2,472	$2,509	$2,252	$2,094
Net unrealized gain on available for sale securities	$228,620	$254,587	$281,455	$242,253	$277,277

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts	$(1,654)	$(707)	$645	$2,623	$(2,445)
Gain (loss) on fair value option securities	(3,232)	(2,177)	5,455	6,908	(2,393)
Gain (loss) on economic hedge of mortgage servicing rights	(4,886)	(2,884)	6,100	9,531	(4,838)
Gain (loss) on changes in fair value of mortgage servicing rights	2,658	4,689	(9,576)	(11,450)	7,127
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(2,228)	$1,805	$(3,476)	$(1,919)	$2,289

Net interest revenue on fair value option securities	$828	$748	$1,750	$2,148	$3,165

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest revenue	$188,999	$194,314	$196,071	$203,055	$198,208
Interest expense	18,594	20,945	20,044	21,694	24,639
Net interest revenue	170,405	173,369	176,027	181,361	173,569
Provision for credit losses	(8,000)	(14,000)	—	(8,000)	—
Net interest revenue after provision for credit losses	178,405	187,369	176,027	189,361	173,569
Other operating revenue:
Brokerage and trading revenue	31,751	31,958	31,261	32,600	31,111
Transaction card revenue	27,692	28,009	27,788	26,758	25,430
Trust fees and commissions	22,313	22,030	19,654	19,931	18,438
Deposit service charges and fees	22,966	24,174	25,148	25,216	24,379
Mortgage banking revenue	39,976	46,410	50,266	39,548	33,078
Bank-owned life insurance	3,226	2,673	2,707	2,838	2,871
Other revenue	10,187	10,554	9,149	8,860	9,264
Total fees and commissions	158,111	165,808	165,973	155,751	144,571
Gain (loss) on other assets, net	467	137	452	1,689	(3,693)
Gain (loss) on derivatives, net	(941)	(637)	464	2,345	(2,473)
Gain (loss) on fair value option securities, net	(3,171)	(2,081)	6,192	6,852	(1,733)
Gain on available for sale securities, net	4,855	1,066	7,967	20,481	4,331
Total other-than-temporary impairment losses	—	(504)	—	(135)	(505)
Portion of loss recognized in (reclassified from) other comprehensive income	(247)	(1,163)	(1,104)	(723)	(3,217)
Net impairment losses recognized in earnings	(247)	(1,667)	(1,104)	(858)	(3,722)
Total other operating revenue	159,074	162,626	179,944	186,260	137,281
Other operating expense:
Personnel	125,654	131,192	122,775	122,297	114,769
Business promotion	5,453	6,150	6,054	6,746	4,388
Contribution to BOKF Charitable Foundation	—	2,062	—	—	—
Professional fees and services	6,985	10,082	7,991	8,343	7,599
Net occupancy and equipment	16,481	16,883	16,914	16,906	16,023
Insurance	3,745	3,789	3,690	4,011	3,866
Data processing and communications	25,450	25,010	26,486	25,264	22,144
Printing, postage and supplies	3,674	3,403	3,611	3,903	3,311
Net losses and operating expenses of repossessed assets	1,246	6,665	5,706	5,912	2,245
Amortization of intangible assets	876	1,065	742	545	575
Mortgage banking costs	7,354	10,542	13,036	12,315	8,439
Change in fair value of mortgage servicing rights	(2,658)	(4,689)	9,576	11,450	(7,127)
Other expense	7,064	9,931	5,759	5,319	5,905
Total other operating expense	201,324	222,085	222,340	223,011	182,137
Net income before taxes	136,155	127,910	133,631	152,610	128,713
Federal and state income taxes	47,096	44,293	45,778	53,149	45,520
Net income	89,059	83,617	87,853	99,461	83,193
Net income (loss) attributable to non-controlling interest	1,095	1,051	471	1,833	(422)
Net income attributable to BOK Financial Corporation shareholders	$87,964	$82,566	$87,382	$97,628	$83,615

Average shares outstanding:
Basic	67,814,550	67,622,777	67,966,700	67,472,665	67,665,300
Diluted	68,040,180	67,914,717	68,334,989	67,744,828	67,941,895
Net income per share:
Basic	$1.28	$1.21	$1.28	$1.43	$1.22
Diluted	$1.28	$1.21	$1.27	$1.43	$1.22

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Bank of Oklahoma:
Commercial	$2,853,608	$3,089,686	$3,015,621	$3,012,458	$3,042,389
Commercial real estate	568,500	580,694	598,667	614,541	605,528
Residential mortgage	1,468,434	1,488,486	1,466,590	1,452,269	1,420,961
Consumer	207,662	220,096	197,457	201,926	212,576
Total Bank of Oklahoma	5,098,204	5,378,962	5,278,335	5,281,194	5,281,454

Bank of Texas:
Commercial	2,718,050	2,726,925	2,572,928	2,443,946	2,365,343
Commercial real estate	800,577	771,796	712,899	678,882	802,235
Residential mortgage	272,406	275,408	268,250	269,704	263,905
Consumer	110,060	116,252	108,854	115,203	124,491
Total Bank of Texas	3,901,093	3,890,381	3,662,931	3,507,735	3,555,974

Bank of Albuquerque:
Commercial	271,075	265,830	267,467	262,493	273,535
Commercial real estate	332,928	326,135	316,040	308,060	304,709
Residential mortgage	129,727	130,337	120,606	115,599	109,626
Consumer	14,403	15,456	15,883	15,534	18,127
Total Bank of Albuquerque	748,133	737,758	719,996	701,686	705,997

Bank of Arkansas:
Commercial	54,191	62,049	48,097	49,344	72,425
Commercial real estate	88,264	90,821	119,306	119,919	131,857
Residential mortgage	11,285	13,046	12,939	13,083	15,145
Consumer	13,943	15,421	19,720	24,246	28,765
Total Bank of Arkansas	167,683	181,337	200,062	206,592	248,192

Colorado State Bank & Trust:
Commercial	822,942	776,610	708,223	662,583	580,257
Commercial real estate	171,251	173,327	158,387	163,175	158,400
Residential mortgage	56,052	59,363	59,395	62,313	62,738
Consumer	20,990	19,333	19,029	20,570	19,741
Total Colorado State Bank & Trust	1,071,235	1,028,633	945,034	908,641	821,136

Bank of Arizona:
Commercial	326,266	313,296	300,544	278,184	269,116
Commercial real estate	229,020	201,760	204,164	199,252	198,882
Residential mortgage	54,285	57,803	65,513	67,767	76,257
Consumer	5,664	4,686	6,150	6,220	5,365
Total Bank of Arizona	615,235	577,545	576,371	551,423	549,620

Bank of Kansas City:
Commercial	372,173	407,516	354,027	326,527	340,520
Commercial real estate	94,620	84,466	67,809	65,901	50,688
Residential mortgage	20,261	20,597	23,010	22,150	20,294
Consumer	4,927	4,261	4,792	4,582	3,569
Total Bank of Kansas City	491,981	516,840	449,638	419,160	415,071

TOTAL BOK FINANCIAL	$12,093,564	$12,311,456	$11,832,367	$11,576,431	$11,577,444

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Bank of Oklahoma:
Demand	$3,602,581	$4,223,923	$3,734,900	$3,499,834	$3,445,424
Interest-bearing:
Transaction	6,140,899	6,031,541	5,496,724	5,412,002	5,889,625
Savings	185,363	163,512	155,277	150,353	148,556
Time	1,264,415	1,267,904	1,274,336	1,354,148	1,370,868
Total interest-bearing	7,590,677	7,462,957	6,926,337	6,916,503	7,409,049
Total Bank of Oklahoma	11,193,258	11,686,880	10,661,237	10,416,337	10,854,473
Bank of Texas:
Demand	2,098,891	2,606,176	1,983,678	1,966,465	1,876,133
Interest-bearing:
Transaction	1,979,318	2,129,084	1,782,296	1,813,209	1,734,655
Savings	63,218	58,429	52,561	51,114	50,331
Time	717,974	762,233	789,725	772,809	789,860
Total interest-bearing	2,760,510	2,949,746	2,624,582	2,637,132	2,574,846
Total Bank of Texas	4,859,401	5,555,922	4,608,260	4,603,597	4,450,979
Bank of Albuquerque:
Demand	446,841	427,510	416,796	357,367	333,707
Interest-bearing:
Transaction	513,611	511,593	526,029	506,165	503,015
Savings	35,560	31,926	31,940	31,215	32,688
Time	354,303	364,928	375,611	383,350	392,234
Total interest-bearing	903,474	908,447	933,580	920,730	927,937
Total Bank of Albuquerque	1,350,315	1,335,957	1,350,376	1,278,097	1,261,644
Bank of Arkansas:
Demand	31,957	38,935	29,254	16,921	22,843
Interest-bearing:
Transaction	155,571	101,366	168,827	172,829	151,708
Savings	2,642	2,239	2,246	2,220	2,358
Time	41,613	42,573	45,719	48,517	54,157
Total interest-bearing	199,826	146,178	216,792	223,566	208,223
Total Bank of Arkansas	231,783	185,113	246,046	240,487	231,066
Colorado State Bank & Trust:
Demand	295,067	331,157	330,641	301,646	311,057
Interest-bearing:
Transaction	528,056	676,140	627,015	465,276	476,718
Savings	27,187	25,889	24,689	24,202	23,409
Time	461,496	472,305	476,564	491,280	498,124
Total interest-bearing	1,016,739	1,174,334	1,128,268	980,758	998,251
Total Colorado State Bank & Trust	1,311,806	1,505,491	1,458,909	1,282,404	1,309,308
Bank of Arizona:
Demand	157,754	161,094	151,738	137,313	131,539
Interest-bearing:
Transaction	378,421	360,275	298,048	113,310	95,010
Savings	2,122	1,978	2,201	2,313	1,772
Time	34,690	31,371	33,169	31,539	34,199
Total interest-bearing	415,233	393,624	333,418	147,162	130,981
Total Bank of Arizona	572,987	554,718	485,156	284,475	262,520
Bank of Kansas City:
Demand	267,769	249,491	201,393	160,829	68,469
Interest-bearing:
Transaction	46,426	78,039	103,628	69,083	57,666
Savings	983	771	660	581	505
Time	25,563	26,678	27,202	26,307	26,657
Total interest-bearing	72,972	105,488	131,490	95,971	84,828
Total Bank of Kansas City	340,741	354,979	332,883	256,800	153,297

TOTAL BOK FINANCIAL	$19,860,291	$21,179,060	$19,142,867	$18,362,197	$18,523,287

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

TAX-EQUIVALENT ASSETS YIELDS
Funds sold and resell agreements	0.03%	0.06%	0.07%	0.08%	0.07%
Trading securities	1.77%	1.06%	2.12%	1.53%	1.88%
Investment securities:
Taxable[1]	5.97%	5.86%	5.83%	5.93%	5.89%
Tax-exempt[1]	2.42%	2.93%	4.12%	4.90%	4.87%
Total investment securities[1]	4.22%	4.67%	5.33%	5.63%	5.59%
Available for sale securities:
Taxable[1]	2.07%	2.08%	2.36%	2.52%	2.48%
Tax-exempt[1]	4.25%	3.80%	4.70%	4.69%	5.17%
Total available for sale securities[1]	2.09%	2.10%	2.38%	2.54%	2.50%
Fair value option securities	2.05%	1.58%	2.27%	2.62%	2.79%
Residential mortgage loans held for sale	3.35%	3.39%	3.48%	3.75%	3.90%
Loans	4.20%	4.33%	4.33%	4.58%	4.50%
Allowance for loan losses
Loans, net of allowance	4.28%	4.41%	4.42%	4.68%	4.61%
Total tax-equivalent yield on earning assets[1]	3.24%	3.30%	3.47%	3.69%	3.64%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.13%	0.15%	0.16%	0.16%	0.17%
Savings	0.16%	0.18%	0.19%	0.23%	0.24%
Time	1.62%	1.80%	1.61%	1.63%	1.68%
Total interest-bearing deposits	0.46%	0.54%	0.53%	0.54%	0.55%
Funds purchased	0.13%	0.15%	0.15%	0.16%	0.09%
Repurchase agreements	0.07%	0.09%	0.10%	0.10%	0.09%
Other borrowings	0.49%	0.90%	3.03%	3.96%	5.58%
Subordinated debt	2.52%	2.56%	2.79%	3.95%	5.62%
Total cost of interest-bearing liabilities	0.46%	0.54%	0.52%	0.56%	0.63%
Tax-equivalent net interest revenue spread	2.78%	2.76%	2.95%	3.13%	3.01%
Effect of noninterest-bearing funding sources and other	0.14%	0.19%	0.17%	0.17%	0.18%
Tax-equivalent net interest margin[1]	2.92%	2.95%	3.12%	3.30%	3.19%

[1]	Yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Nonperforming assets:
Nonaccruing loans:
Commercial	$19,861	$24,467	$21,762	$34,529	$61,750
Commercial real estate	65,175	60,626	75,761	80,214	86,475
Residential mortgage	45,426	46,608	29,267	22,727	27,462
Consumer	2,171	2,709	5,109	7,012	7,672
Total nonaccruing loans	132,633	134,410	131,899	144,482	183,359
Accruing renegotiated loans:
Guaranteed by U.S. government agencies	47,942	38,515	24,590	24,760	32,770
Other	—	—	3,402	3,655	3,994
Total accruing renegotiated loans	47,942	38,515	27,992	28,415	36,764
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies	27,864	22,365	22,819	21,405	20,021
Other	74,837	81,426	81,309	84,303	95,769
Total real estate and other repossessed assets	102,701	103,791	104,128	105,708	115,790
Total nonperforming assets	$283,276	$276,716	$264,019	$278,605	$335,913
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$207,256	$215,347	$216,610	$232,440	$283,122

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$2,377	$2,460	$3,063	$3,087	$336
Manufacturing	1,848	2,007	2,283	12,230	23,402
Wholesale / retail	2,239	3,077	2,007	4,175	15,388
Integrated food services	—	684	—	—	—
Services	9,474	12,090	10,099	10,123	12,890
Healthcare	2,962	3,166	3,305	3,310	7,946
Other commercial and industrial	961	983	1,005	1,604	1,788
Total commercial	19,861	24,467	21,762	34,529	61,750
Commercial real estate:
Construction and land development	23,462	26,131	38,143	46,050	52,416
Retail	8,921	8,117	6,692	7,908	6,193
Office	12,851	6,829	9,833	10,589	10,733
Multifamily	4,501	2,706	3,145	3,219	3,414
Industrial	2,198	3,968	4,064	—	—
Other commercial real estate	13,242	12,875	13,884	12,448	13,719
Total commercial real estate	65,175	60,626	75,761	80,214	86,475
Residential mortgage:
Permanent mortgage	38,153	39,863	23,717	18,136	22,822
Permanent mortgage guaranteed by U.S. government agencies	214	489	—	—	—
Home equity	7,059	6,256	5,550	4,591	4,640
Total residential mortgage	45,426	46,608	29,267	22,727	27,462
Consumer	2,171	2,709	5,109	7,012	7,672
Total nonaccruing loans	$132,633	$134,410	$131,899	$144,482	$183,359

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012		June 30, 2012	March 31, 2012

Nonaccruing loans by principal market[1]:
Bank of Oklahoma	$54,392	$56,424	$41,599		$49,931	$64,097
Bank of Texas	37,571	31,623	28,046		24,553	29,745
Bank of Albuquerque	12,479	13,401	13,233		13,535	15,029
Bank of Arkansas	1,008	1,132	5,958		6,865	18,066
Colorado State Bank & Trust	11,771	14,364	22,878		28,239	28,990
Bank of Arizona	15,392	17,407	20,145		21,326	27,397
Bank of Kansas City	20	59	40		33	35
Total nonaccruing loans	$132,633	$134,410	$131,899		$144,482	$183,359

Performing loans 90 days past due[2]	$4,229	$3,925	$1,181		$691	$6,140

Gross charge-offs	$(8,909)	$(8,000)	$(8,921)		$(11,543)	$(13,674)
Recoveries	6,557	3,723	3,204	[3]	6,702	5,189
Net charge-offs	$(2,352)	$(4,277)	$(5,717)		$(4,841)	$(8,485)

Provision for credit losses	$(8,000)	$(14,000)	$—		$(8,000)	$—

Allowance for loan losses to period end loans	1.70%	1.75%	1.98%		2.00%	2.11%
Combined allowance for credit losses to period end loans	1.71%	1.77%	1.99%		2.09%	2.20%
Nonperforming assets to period end loans and repossessed assets	2.32%	2.23%	2.21%		2.38%	2.87%
Net charge-offs (annualized) to average loans	0.08%	0.14%	0.19%	[3]	0.17%	0.30%
Allowance for loan losses to nonaccruing loans	155.29%	160.34%	177.22%		160.34%	133.19%
Combined allowance for credit losses to nonaccruing loans	156.12%	161.76%	178.70%		167.09%	138.67%

[1] Nonaccruing loans attributed to a principal market do not always represent the location of the borrower or the collateral.

[2] Excludes residential mortgage loans guaranteed agencies of the U.S. government.

[3]  Includes $7.1 million of negative recovery related to a refund of a settlement agreement between BOK Financial and the City of Tulsa invalidated by the Oklahoma Supreme Court. Excluding this refund, BOK Financial had net charge-offs (recoveries) to average loans of (0.05%) on an annualized basis.